Exhibit 99.1

Atomera Provides Fourth Quarter and Fiscal 2022 Results

LOS GATOS, Calif. Feb. 15, 2023 Atomera Incorporated (NASDAQ: ATOM), a semiconductor materials and technology licensing company, today provided a corporate update and announced financial results for the fourth quarter and fiscal year ended December 31, 2022.

Recent Company Highlights

•	Released a Whitepaper detailing Atomera’s contribution to advanced node technologies

•	One customer advanced into the integration phase (Phase Three)

•	Announced collaboration with Arizona State University to enable R&D aimed at advancing semiconductor materials

Management Commentary

“This point in the semiconductor industry cycle is ripe for Atomera to engage with customers on enhancing their process technologies and we are seeing a corresponding increase in customer interest,” said Scott Bibaud, President and CEO. “Recent efforts focused on technologies for the most advanced nodes have been garnering particularly strong interest from the industry.”

Financial Results

The Company incurred a net loss of ($4.3) million, or ($0.18) per basic and diluted share in the fourth quarter of 2022, compared to a net loss of ($4.2) million, or ($0.18) per basic and diluted share, for the fourth quarter of 2021. Adjusted EBITDA (a non-GAAP financial measure) in the fourth quarter of 2022 was a loss of ($3.5) million compared to an adjusted EBITDA loss of ($3.4) million in the fourth quarter of 2021.

For fiscal year 2022, revenue was $382,000, compared with $400,000 in fiscal 2021. Net loss was ($17.4) million, or ($0.75) per basic and diluted share for fiscal 2022, compared to ($15.7) million, or ($0.70) per basic and diluted share in fiscal 2021. Adjusted EBITDA for fiscal 2022 was a loss of ($14.1) million compared to an adjusted EBITDA loss of ($12.5) million in fiscal 2021.

The Company had $21.2 million in cash and cash equivalents as of December 31, 2022, compared to $28.7 million as of December 31, 2021.

The total number of shares outstanding was 24.0 million as of December 31, 2022.

Fourth Quarter and Fiscal Year 2022 Results Webinar

Atomera will host a live video webinar today to discuss its financial results and recent progress.

Date: Wednesday, Feb. 15, 2023

Time: 2:00 p.m. PT (5:00 p.m. ET)

Webcast: Accessible at https://ir.atomera.com

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Note about Non-GAAP Financial Measures

In addition to the unaudited results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, Atomera presents adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is determined by taking net loss and eliminating the impacts of interest, depreciation, amortization and stock-based compensation. Our definition of adjusted EBITDA may not be comparable to the definitions of similarly-titled measures used by other companies. We believe that this non-GAAP financial measure, viewed in addition to and not in lieu of our reported GAAP results, provides useful information to investors by providing a more focused measure of operating results. This metric is used as part of the Company's internal reporting to evaluate its operations and the performance of senior management. A table reconciling this measure to the comparable GAAP measure is available in the accompanying financial tables below.

About Atomera Incorporated

Atomera Incorporated is a semiconductor materials and technology licensing company focused on deploying its proprietary, silicon-proven technology into the semiconductor industry. Atomera has developed Mears Silicon Technology™ (MST®), which increases performance and power efficiency in semiconductor transistors. MST can be implemented using equipment already deployed in semiconductor manufacturing facilities and is complementary to other nano-scaling technologies already in the semiconductor industry roadmap. More information can be found at www.atomera.com

Safe Harbor

This press release contains forward-looking statements concerning Atomera Incorporated, including statements regarding the prospects for the semiconductor industry generally and the ability of our MST technology to significantly improve semiconductor performance. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially. Among those factors are: (1) the fact that, to date, we have only recognized minimal engineering services and licensing revenues and we have not yet commenced principal revenue producing operations or entered into a definitive royalty-based manufacturing and distribution license agreement with regard to our MST technology, thus subjecting us to all of the risks inherent in an early-stage enterprise; (2) risks related to our ability to successfully complete the milestones in our joint development agreements or, even if successfully completed, to reach a commercial distribution license with our JDA customers; (3) risks related to our ability to advance the licensing arrangements with our initial integration licensees to royalty-based manufacturing and distribution licenses or our ability to add other licensees; (4) risks related to our ability to raise sufficient capital, as and when needed, to pursue the further development, licensing and commercialization of our MST technology; (5) our ability to protect our proprietary technology, trade secrets and knowhow and (6) those other risks disclosed in the section "Risk Factors" included in our Annual Report on Form 10-K filed with the SEC on February 15, 2023. We caution readers not to place undue reliance on any forward-looking statements. We do not undertake, and specifically disclaim any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

-- Financial Tables Follow --

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Atomera Incorporated

Balance Sheets

(in thousands, except per share data)

	December 31,	December 31,
	2022	2021
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$21,184	$28,699
Prepaid expenses and other current assets	418	309
Total current assets	21,602	29,008

Property and equipment, net	158	196
Long-term prepaid maintenance and supplies	91	91
Security deposit	14	14
Operating lease right-of-use asset	700	900
Financing lease right-of-use-asset	4,164	5,851

Total assets	$26,729	$36,060

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$397	$338
Accrued expenses	173	203
Accrued payroll related expenses	967	601
Current operating lease liability	245	216
Current financing lease liability	1,126	1,395
Total current liabilities	2,908	2,753

Long-term operating lease liability	521	768
Long-term financing lease liability	2,986	4,158

Total liabilities	6,415	7,679

Commitments and contingencies		–

Stockholders’ equity:
Preferred stock $0.001 par value, authorized 2,500 shares; none issued and outstanding at December 31, 2022 and December 31, 2021	–	–
Common stock: $0.001 par value, authorized 47,500 shares; 23,973 and 23,207 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively;	24	23
Additional paid-in capital	203,585	194,212
Accumulated deficit	(183,295)	(165,854)
Total stockholders’ equity	20,314	28,381
Total liabilities and stockholders’ equity	$26,729	$36,060

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Atomera Incorporated

Statements of Operations

(in thousands, except per share data)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2022	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$5	$2	$–	$382	$400
Cost of revenue	–	–	–	(81)	–
Gross margin	5	2	–	301	400

Operating expenses
Research and development	2,523	2,743	2,249	10,038	8,779
General and administrative	1,559	1,567	1,508	6,441	6,164
Selling and marketing	329	347	316	1,348	986
Total operating expenses	4,411	4,657	4,073	17,827	15,929

Loss from operations	(4,406)	(4,655)	(4,703)	(17,526)	(15,529)

Other income (expense)
Interest income	189	113	2	340	9
Interest expense	(55)	(60)	(76)	(255)	(128)
Total other income (expense), net	134	53	(74)	85	(119)

Net loss before income taxes	(4,272)	(4,602)	(4,147)	(17,441)	(15,648)
Provision for income taxes	–	–	18	–	66

Net loss	$(4,272)	$(4,602)	$(4,165)	$(17,441)	$(15,714)

Net loss per common share, basic and diluted	$(0.18)	$(0.20)	$(0.18)	$(0.75)	$(0.70)

Weighted average number of common shares outstanding, basic and diluted	23,538	23,294	22,751	23,157	22,492

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Atomera Incorporated

Reconciliation to Non-GAAP EBITDA

(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	September 30,	December 31,
	2022	2022	2021	2022	2021
Net loss (GAAP)	$(4,272)	$(4,602)	$(4,165)	$(17,441)	$(15,714)
Depreciation and amortization	19	19	20	77	67
Stock-based compensation	893	889	639	3,367	2,973
Interest income	(189)	(113)	(2)	(340)	(9)
Interest expense	55	60	76	255	128
Provision for income taxes	–	–	18	–	66
Net loss non-GAAP EBITDA	$(3,494)	$(3,747)	$(3,414)	$(14,082)	$(12,489)

Investor Contact:

Bishop IR

Mike Bishop

(415) 894-9633

investor@atomera.com

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